Exhibit 21.1

Subsidiaries of Owens Corning (December 31, 2007)	State or Other Jurisdiction Under the Laws of Which Organized
Beijing Saint-Gobain Vetrotex Glass Fiberglas Company Ltd.	China
CDC Corporation	Wisconsin
Comercializadora Owens Corning, S.A. de C.V.	Mexico
Crown Manufacturing Inc.	Ontario
Dutch OC Cooperatief Invest U.A.	The Netherlands
Engineered Pipe Systems, Inc.	Delaware
EPS Holding AS	Norway
Eric Company	Delaware
European Owens Corning Fiberglas SPRL	Belgium
Falcon Foam Corporation	Delaware
Flowtite Offshore Services Ltd.	Cyprus
GRP Co. Ltd.	Japan
Hangzhou Saint-Gobain Vetrotex	China
Integrex Ventures LLC	Delaware
IP Owens Corning Ltd.	Switzerland
IPM Inc.	Delaware
Jefferson Holdings, Inc.	Delaware
LMP Impianti Srl	Italy
Modalis SAS	France
Modulo SAS	France
Modulo USA LLC	Delaware
NORSKE EPS BOT AS	Norway
OC Canada Finance Inc.	Canada
OC Canada Holdings Company	Nova Scotia
OC Celfortec Company	Canada
OC NL Invest Cooperatief U.A.	The Netherlands
O.C. Funding B.V.	The Netherlands
OC Scandinavian Operations AB	Sweden
OCCV1 Inc.	Delaware
OCCV2 LLC	Delaware
OCCV3, LLC	Delaware
OCCV4, LLC	Delaware
OCF Mexico, S. de R.L. de C.V.	Mexico
OCV Finance, LLC	Delaware
OCV Holding Italy Srl	Italy
OCV Holdings 1 BV	The Netherlands
OCV Holdings 2 BV	The Netherlands
OCV Holdings Belgium Sprl	Belgium
OCV Intellectual Capital, LLC	Delaware
OCV Reinforcements Holdings US, LLC	Delaware
OCV Reinforcements Holdings Spain, S.L.	Spain
OCV Reinforcements Manufacturing US, LLC	Delaware
OCV (Tsu) Japan K.K.	Japan
Owens Corning Alloy Canada GP Inc.	Canada
Owens Corning Alloy Canada LP	Manitoba

Owens Corning (Anshan) Fiberglass Co., Ltd.	China
Owens Corning Argentina Sociedad de Responsabilidad Limitada	Argentina
Owens Corning Australia Pty Limited	Australia
Owens Corning Automotive (UK) Ltd.	United Kingdom
Owens Corning BM (Korea), Ltd.	Korea
Owens-Corning Britinvest Limited	United Kingdom
Owens Corning Buildings Materials Sustainability LLC	Delaware
Owens Corning Building Solutions Private Limited	India
Owens Corning Canada GP Inc.	Canada
Owens Corning Canada LP	Manitoba
Owens Corning Canada Holdings, B.V.	The Netherlands
Owens Corning Cayman (China) Holdings	Cayman Islands
Owens-Corning Cayman Limited	Cayman Islands
Owens Corning Celfortec Canada GP Inc.	Canada
Owens Corning Celfortec LP	Canada
Owens Corning (China) Investment Company, Ltd.	China
Owens Corning Composites Italia S.r.l.	Italy
Owens Corning Composite Cooperatief U.A.	The Netherlands
Owens Corning Composite Holdings Cooperatief U.A.	The Netherlands
Owens Corning Composite Materials, LLC	Delaware
Owens Corning Composite Materials Canada GP Inc.	Canada
Owens Corning Composite Materials Canada LP	Manitoba
Owens Corning Composites SPRL	Belgium
Owens Corning Construction Services, LLC	Delaware
Owens Corning do Brasil Comércia de Materiais Metálicos Ltda.	Brazil
Owens Corning Enterprise (India) Pvt. Ltd.	India
Owens Corning EU Sprl	Belgium
Owens Corning Fabwel, LLC	Delaware
Owens Corning Fiberglas A.S. Limitada	Brazil
Owens-Corning Fiberglas Deutschland GmbH	Germany
Owens-Corning Fiberglas Espana, SL	Spain
Owens-Corning Fiberglas France SAS	France
Owens-Corning Fiberglas (G.B.) Ltd.	United Kingdom
Owens-Corning Fiberglas Norway A/S	Norway
Owens Corning Fiberglas S.A.	Uruguay
Owens-Corning Fiberglas Sweden Inc.	Delaware
Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.	United Kingdom
Owens Corning Foam Insulation, LLC	Delaware
Owens Corning Franchising, LLC	Delaware
Owens-Corning Funding Corporation	Delaware
Owens Corning (Guangzhou) Fiberglas Co., Ltd.	China
Owens Corning Holdings 1 CV	The Netherlands
Owens Corning Holdings 3 CV	The Netherlands
Owens Corning Holdings 4 CV	The Netherlands
Owens Corning Holdings 5 CV	The Netherlands
Owens Corning Holdings Company	Nova Scotia
Owens Corning HOMExperts, Inc.	Delaware
Owens Corning HT, Inc.	Delaware
Owens-Corning (India) Limited	India
Owens Corning Insulating Systems, LLC	Delaware
Owens Corning Insulating Systems Canada GP Inc.	Canada

Owens Corning Insulating Systems Canada LP	Manitoba
Owens Corning Intellectual Capital, LLC	Delaware
Owens Corning International Holdings C.V.	The Netherlands
Owens Corning (Japan) Ltd.	Japan
Owens Corning (Jiangyin) Building Materials Co., Ltd.	China
Owens Corning Korea	Korea
Owens Corning Masonry Products, LLC	Delaware
Owens Corning Mexican Holdings, B.V.	The Netherlands
Owens Corning Mexico, S. de R.L. de C.V.	Mexico
Owens-Corning Overseas Holdings, Inc.	Delaware
Owens Corning Manufacturing Limited	Japan
Owens Corning (Nanjing) Foamular Board Co. Ltd.	China
Owens Corning Remodeling Canada GP Inc.	Canada
Owens Corning Remodeling Canada LP	Manitoba
Owens Corning Remodeling Systems, LLC	Delaware
Owens Corning Roofing and Asphalt, LLC	Delaware
Owens Corning Sales, LLC	Delaware
Owens Corning Science and Technology, LLC	Delaware
Owens Corning (Shanghai) Composites Co. Ltd.	China
Owens-Corning (Shanghai) Fiberglas Co., Ltd.	China
Owens Corning (Shanghai) International Trade Co., Ltd.	China
Owens Corning (Shanghai) Trading Co., Ltd.	China
Owens Corning (Singapore) Pte Ltd.	Singapore
Owens Corning Sunrooms Franchising, LLC	Delaware
Owens Corning Support Limited	Japan
Owens-Corning Sweden AB	Sweden
Owens Corning (Tianjin) Building Materials Co., Ltd.	China
Owens Corning US Holdings, LLC	Delaware
Owens-Corning Veil Netherlands B.V.	The Netherlands
Owens-Corning Veil U.K. Ltd.	United Kingdom
Palmetto Products, Inc.	Delaware
Par Mur SRL	Romania
R&C Korea Ltd.	Korea
Reinforcements and Composites Italia Srl	Italy
Renewing Spaces, Inc.	Delaware
Saint-Gobain Lorcet, SAS	France
Saint-Gobain Revetex	Italy
Saint-Gobain RF Pty Ltd.	Australia
Saint-Gobain Rompolimer	Romania
Saint-Gobain Steklovolokno	Russia
Saint-Gobain Syncoglass (Belgium) Sprl	Belgium
Saint-Gobain Vetrotex Espana SA	Spain
Saint-Gobain Vetrotex France	France
Saint-Gobain Vetrotex India	India
Saint-Gobain Vetrotex Reinforcements SAS	France
Saint-Gobain Vetrotex Reinforcement GmbH	Germany
Saint-Gobain Vetrotex Svenska AB	Sweden
Saint-Gobain Vetrotex Thailand	Thailand
Saint-Gobain Vetrotex UK	United Kingdom
Saint-Gobain BTI, Inc.	Maine
Saint-Gobain BTI UK Ltd.	United Kingdom

Servicious Violet Srl	Mexico
Soltech, Inc.	Kentucky
Tecnologia Owens Corning Ltd.	Switzerland
Vetrotex Brasil Industria e Comercio de Fibras de Vidro Ltda	Brazil
Vetrotex Composites (Changzhou) Co. Ltd	China
Vetrotex Distribucion Norte SA	Spain
Vetrotex International	France
Vetrotex Reinforcements Bohemia	Czech Republic
Violet Reinforcements S. De R.L.	Mexico